UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 10, 2007

Neoware, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21240	23-2705700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification of No.)

3200 Horizon Drive, King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

(610) 277-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 10, 2007, Neoware, Inc. (the “Company”) issued a press release announcing its results for the fourth quarter and 2007 fiscal year ended June 30, 2007. The full text of the press release is set forth in Exhibit 99.1 hereto.

See Item 8.01 below for the legends required pursuant to Rule 14a-12(a).

Item 8.01	Other Events

Additional information and where to find it

Neoware has filed with the Securities and Exchange Commission a preliminary proxy statement and other relevant materials in connection with the acquisition of Neoware by HP. Neoware intends to file a definitive proxy statement and other relevant materials with the SEC in connection with such acquisition. When and if completed, the definitive proxy statement will be mailed to the stockholders of Neoware and will, with the other relevant documents, be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders of Neoware may obtain free copies of the documents filed with the SEC from Cameron Associates, 1370 Avenue of the Americas, New York, NY 10019, +1 212 245 8800. Before making any voting or investment decision with respect to the acquisition, investors and stockholders of Neoware are advised to read the definitive proxy statement and the other relevant materials when and if completed because they will contain important information about the acquisition.

Participants in the solicitation

Neoware and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Neoware stockholders in connection with the acquisition. Information about HP’s directors and executive officers is set forth in the tender offer statement on Schedule TO filed by HP with the SEC on August 3, 2007. Information about Neoware’s directors and executive officers is set forth in the proxy statement on Schedule 14A for Neoware’s 2006 Annual Meeting of Stockholders filed with the SEC on Oct. 30, 2006. Additional information regarding the interests of participants in the solicitation of proxies in connection with the acquisition is included in the preliminary proxy statement that Neoware has filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report.

99.1 Press Release dated August 10, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

NEOWARE, INC.

Dated: August 10, 2007	By:	/S/ Keith D. Schneck
Keith D. Schneck, Executive Vice President and Chief Financial Officer

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